EXHIBIT A

     Pursuant to Rule 13d-1(k)(1)(iii) promulgated by the Securities and Exchange Commission, the undersigned agree that the statement to which this Exhibit is attached is filed on their behalf in the capacities set out hereinbelow.

                              HANSEATIC AMERICAS LDC

                              By:  Hansabel Partners LLC

                              By:  Hanseatic Corporation


Dated:  August 22, 2000       By   s/Wolfgang Traber
                                   ---------------------

                              HANSABEL PARTNERS LLC

                              By:  Hanseatic Corporation


Dated:  August 22, 2000       By   s/Wolfgang Traber
                                   ---------------------

                              HANSEATIC CORPORATION

Dated:  August 22, 2000       By   s/Wolfgang Traber
                                   ---------------------


Dated:  August 22, 2000       s/Wolfgang Traber
                              ----------------------------
                              Wolfgang Traber